          Registration No.______________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         SILICON VALLEY RESEARCH, INC.
             (Exact name of registrant as specified in its charter)

         CALIFORNIA                                    94-2743735
----------------------------              ------------------------------------
(State or other jurisdiction              (I.R.S. employer identification no.)
of incorporation or organization)

                             6360 SAN IGNACIO AVENUE
                           SAN JOSE, CALIFORNIA 95119
               ---------------------------------------------------
               (Address of principal executive offices) (Zip code)

                          SILICON VALLEY RESEARCH, INC.
                         AMENDED 1988 STOCK OPTION PLAN,
                          SILICON VALLEY RESEARCH, INC.
                      1993 EMPLOYEE STOCK PURCHASE PLAN AND
                          SILICON VALLEY RESEARCH, INC.
                    AMENDED 1990 DIRECTORS' STOCK OPTION PLAN
                    -----------------------------------------
                            (Full title of the plan)

                               ROBERT R. ANDERSON
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                          SILICON VALLEY RESEARCH, INC.
                             6360 SAN IGNACIO AVENUE
                           SAN JOSE, CALIFORNIA 95119
                     ---------------------------------------
                     (Name and address of agent for service)

Telephone number, including area code, of agent for service:  (408) 361-0333

This registration statement, including all exhibits and attachments, contains 11 pages. The exhibit index may be found on page 8 of the consecutively numbered pages of the registration statement.

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------

Title of                                                      Proposed maximum         Proposed maximum
securities to be                      Amount to be            offering price per       aggregate offering       Amount of
registered                            registered              share(1)                 price(1)                 registration fee(1)

------------------------------------------------------------------------------------------------------------------

Stock Option Plan
Common Stock (without par
value)                                  359,675                      $.9405                $338,274.00
Common Stock
(without par                          1,640,325                     $1.0313              $1,691,667.00
value)



Employee Stock Purchase Plan
Common Stock
(without par value)                     300,000                      $.8766                $262,980.00


Directors Stock
Option Plan
Common Stock
(without par
value)                                  100,000                     $1.0313                $103,130.00




                                      ---------                                           -------------
Total                                 2,400,000                                           $2,396,051.00                   $726.00




(1)Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. As to shares subject to outstanding but unexercised options under the Stock Option Plan, the price is computed on the basis of the exercise price. As to the remaining shares, the price is based upon the average of the high and low prices of the Common Stock as reported by the Nasdaq National Market on September 16, 1997. As to shares issuable pursuant to the Employee Stock Purchase Plan, which establishes a purchase price equal to 85% of the fair market value of the Company's common stock, the price for such shares is 85% of the average price determined in accordance with the preceding sentence.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

                  Silicon Valley Research, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

                  (a) The Company's latest annual report on Form 10-K, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year.

                  (b) Current Report on Form 8-K filed on September 18, 1997.

                  (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

                  (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

                  The class of securities to be offered is registered under
Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel

                  Inapplicable.

Item 6.  Indemnification of Directors and Officers

                  The Company's Articles of Incorporation and Bylaws provide that the Company shall indemnify its directors, officers, employees and agents to the full extent permitted by California law, including in circumstances in which indemnification is otherwise discretionary under California law. In addition, the Company has entered into separate indemnification agreements with its directors and officers which would require the Company, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and to maintain directors' and officers' liability insurance, if available on reasonable terms.

                  These indemnification provisions may be sufficiently broad to permit indemnification of the Company's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

Item 7.  Exemption From Registration Claimed

                  Inapplicable.

Item 8.  Exhibits

                  See Exhibit Index.

Item 9.  Undertakings

                  (a)      Rule 415 Offering

                  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) Filing incorporating subsequent Exchange Act documents by reference

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (h) Request for acceleration of effective date or filing of registration statement on Form S-8

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                  SIGNATURE

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on September 19, 1997.



                                    SILICON VALLEY RESEARCH, INC.



                                    By:  /s/ Robert R. Anderson
                                       ----------------------------------------
                                         Robert R. Anderson, Chairman and Chief
                                         Executive Officer

                                POWER OF ATTORNEY

         The officers and directors of Silicon Valley Research, Inc. whose signatures appear below, hereby constitute and appoint Robert R. Anderson and Laurence G. Colegate, Jr., and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



             Signature                                     Title                                    Date
             ---------                                     -----                                    ----
/s/Robert R. Anderson                    Chairman and Chief Executive Officer                September 19, 1997
----------------------------------       (Principal Executive Officer)
Robert R. Anderson


/s/Laurence G. Colegate, Jr.             Chief Financial Officer and Senior Vice             September 19, 1997
----------------------------------       President, Finance and Administration
Laurence G. Colegate, Jr.                (Principal Financial and Accounting
                                         Officer)


/s/Benjamin Huberman                     Director                                            September 19, 1997
----------------------------------
Benjamin Huberman


/s/Roy L. Rogers                         Director                                            September 19, 1997
----------------------------------
Roy L. Rogers


/s/Thomas Sherby                         Director                                            September 19, 1997
----------------------------------
Thomas Sherby

                                                     EXHIBIT INDEX

                                                                   Sequentially
                                                                  Numbered Page

     4.1    Articles of Incorporation of the Company are              --
            incorporated by reference to Exhibit 4.03 to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange
            Commission effective October 17, 1994

     4.2    Bylaws of the Company are incorporated by                 --
            reference to Exhibit 4.04 to the Company's
            Registration Statement on Form S-8 filed with the Securities and Exchange Commission effective
            August 12, 1993 (File No. 33-67304)

     5      Opinion re legality                                       9

     23.1   Consent of Counsel (included in Exhibit 5)               --

     23.2   Consent of Price Waterhouse LLP                          10

     23.3   Consent of Coopers & Lybrand L.L.P.                      11

     24     Power of Attorney (included in signature pages           --
            to this registration statement)